EXHIBIT 99.1

The Community Financial Corporation Announces Authorization To Continue Share Repurchases Under 2020 Stock Purchase Program

WALDORF, Md., Dec. 09, 2021 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported that the Company’s Board of Directors has authorized the Company to continue purchasing shares of the Company’s common stock under the stock purchase plan originally authorized by the Board on October 20, 2020. After today’s Board action, the Company may repurchase the 99,450 shares remaining under the October 2020 stock repurchase plan using up to $4.0 million in the aggregate.

“We continue to focus on enhancing overall stockholder value through the execution of sound capital management strategies,” commented William J. Pasenelli, Chief Executive Officer of the Company and the Bank. “Originally, under the 2020 stock repurchase plan, the Board authorized the Company to repurchase up to 300,000 shares of the Company’s common stock using up to $7 million of proceeds raised in the subordinated debt offering we completed in August 2020. As previously disclosed, in August of this year, we completed the repurchase of 200,550 shares using this $7 million allocation. We are very pleased to be in a position to continue the repurchase of shares under the 2020 repurchase plan. While this authorization allows the Company to continue to execute on the original plan, the Company’s overall ability to buy back shares will be limited to $4 million in the aggregate and $1.5 million in the aggregate on a quarterly basis. As we did when announcing prior share repurchases, the Board believes that it is prudent for the Company to repurchase shares of stock under its repurchase program, particularly in an environment in which we believe the Company’s stock remains undervalued.”

Repurchases may be made from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. The stock repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion. The Company’s repurchase program will terminate on September 30, 2022 if not all shares authorized for repurchase have been purchased by that date.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.3 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

 Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaking or that we undertake in the future; plans and cost savings regarding branch closings or consolidation; projections related to certain financial metrics; expected benefits of programs we introduce, including residential mortgage programs and retail and commercial credit card programs; and any statement of expectation or belief, and any assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future; may or may not be realized within the expected time frames; changes in the Company's or the Bank's strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2020, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

CONTACTS:

William J. Pasenelli, Chief Executive Officer
James M. Burke, President
888.745.2265